Exhibit 99.1

FOR IMMEDIATE RELEASE

NATURE’S SUNSHINE PRODUCTS REPORTS SECOND QUARTER 2015 FINANCIAL RESULTS

•                  Net sales revenue of $81.2 million was down 12.5% year-over-year; down 7.7% year-over-year on a local currency basis

•                  Diluted EPS of $0.12, or $0.19, when excluding charges associated with the restructuring plan, which is expected to yield annualized operating income improvement of $10 to 15 million

•                  Repurchased $3.8 million of common stock during first six months of fiscal 2015

•                  Board of Directors approved a $0.10 per share quarterly cash dividend

LEHI, Utah, August 10, 2015 — Nature’s Sunshine Products, Inc. (NASDAQ:NATR), a leading natural health and wellness company engaged in the manufacture and direct selling of nutritional and personal care products, today reported its financial results for the second quarter ended June 30, 2015.

Second Quarter 2015 Financial Highlights

•                  Net sales revenue of $81.2 million, decreased 12.5% compared to $92.8 million in the second quarter of 2014. On a local currency basis, net sales revenue decreased 7.7% compared to the second quarter of 2014. Net sales revenue was negatively impacted by a $6.0 million decline in net sales in the NSP Russia, Central and Eastern Europe segment as well as a $4.5 million unfavorable impact in foreign currency exchange rate fluctuations.

•                  Net income from continuing operations was $2.4 million, or $0.12 per diluted common share, compared to $3.6 million, or $0.22 per diluted common share in the second quarter of 2014.  Excluding planned restructuring charges of $2.1 million incurred during the second quarter of 2015, earnings per diluted common share were $0.19.

•                  Adjusted EBITDA was $5.1 million compared to $8.0 million in the second quarter of 2014. Adjusted EBITDA, which is a non-GAAP financial measure, is defined here as net income from continuing operations before taxes, depreciation, amortization and other income adjusted to exclude share-based compensation expense.

Management Commentary

“We were pleased to achieve a fourth consecutive quarter of local currency net sales growth in our largest market, NSP United States, and in NSP Canada and Synergy Europe,” commented Gregory L. Probert, Chairman and Chief Executive Officer.  “In Europe, we benefited from continued momentum following the launch of our Synergy weight management program, SLMsmart, in addition to last year’s investments in sales resources for the region. In NSP North America, our new products coupled with increased adoption of our retail sales tools and the IN.FORM sales program, aimed at building a daily habit of health and weight management, continue to gain traction.  We are also very excited about our pending entry into China which is progressing on track.  We expect to obtain our direct-selling license in 2016 and are finalizing our product offerings and registrations in the e-commerce channel which we expect to roll out in the second-half of 2015.”

Mr. Probert continued, “More than offsetting growth during the quarter was continued weakness in NSP Russia, Central and Eastern Europe primarily related to political unrest in Ukraine and Russia as well as the negative impacts of the strong dollar. We do not expect conditions in the region to stabilize in the near-term but, nevertheless, remain committed to our independent Distributors and continue to support their activity with additional promotions, events, product kits and training.”

Mr. Probert concluded, “While our second quarter financial results were muted on the whole, we are making solid progress in our effort to restore top and bottom-line growth.  As part of the restructuring plan we initiated in April, we expect to realize approximately $10 to $15 million of annualized operating income improvement by streamlining our operations and refocusing our activities on profitable growth opportunities.”

Second Quarter 2015 Regional Sales by Operating Segment

	Net Sales Revenue by Operating Segment
	Three Months Ended June 30, 2015	Three Months Ended June 30, 2014	Percent Change	Impact of Currency Exchange	Percent Change Excluding Impact of Currency

NSP Americas:
NSP North America	$36,816	$36,829	(0.0)%	$(359)	0.9%
NSP Latin America	8,234	9,479	(13.1)	(771)	(5.0)
	45,050	46,308	(2.7)	(1,130)	(0.3)

NSP Russia, Central and Eastern Europe	6,815	12,838	(46.9)	(123)	(46.0)

Synergy WorldWide:
Synergy Asia Pacific	18,765	20,581	(8.8)	(1,626)	(0.9)
Synergy Europe	6,669	7,766	(14.1)	(1,603)	6.5
Synergy North America	3,046	4,140	(26.4)	—	(26.4)
	28,480	32,487	(12.3)	(3,229)	(2.4)

China and New Markets	902	1,198	(24.7)	—	(42.8)

	$81,247	$92,831	(12.5)%	$(4,482)	(7.7)%

Active Distributors and Customers by Segment (1)

	As of June 30, 2015		As of June 30, 2014
	Distributors & Customers	Managers	Distributors & Customers	Managers

NSP Americas	135,600	7,200	141,100	7,300
NSP Russia, Central and Eastern Europe	72,000	2,900	105,900	4,600
Synergy WorldWide	54,700	3,300	53,900	3,300
China and New Markets	—	—	—	—
	262,300	13,400	300,900	15,200

(1)         Active Distributors and customers include our independent Distributors and customers who have purchased products directly from the Company for resale and/or personal consumption during the previous three months ended as of the date indicated.

Cash Flow & Balance Sheet Highlights

•                  Net cash provided by operating activities was $3.1 million for the six months ended June 30, 2015 as compared to $8.1 million in the six months ended June 30, 2014.

•                  Cash and cash equivalents as of June 30, 2015 were $46.2 million, compared to $58.7 million as of December 31, 2014.

•                  During the three months ended June 30, 2015, the Company repurchased $0.9 million of its common stock under its existing share repurchase plan.  The Company’s total repurchases in the first half of 2015 were 275,000 shares for a total of $3.8 million.

•                  The Company’s Board of Directors approved a quarterly cash dividend of $0.10 per share, payable on September 8, 2015, to shareholders of record as of the close of business on August 25, 2015. Dividend payments during the second quarter of 2015 were $1.7 million.

Conference Call

Nature’s Sunshine Products will host a conference call to discuss its second quarter 2015 results on August 10, 2015 at 5:30 PM Eastern Time.  The toll-free dial-in number for callers in the U.S. and Canada is 1-877-407-0789, conference ID: 13615339. International callers can dial 1-201-689-8562, conference ID: 13615339.  A replay will be available from August 10, 2015 at 8:30 PM Eastern Time through August 24, 2015 at 11:59 PM Eastern Time by dialing 1-877-870-5176 (U.S. and Canada) or 1-858-384-5517 (International), replay PIN: 13615339.  The call will also be webcast live and will be available on the Investors section of Nature’s Sunshine Products’ website at www.naturessunshine.com for 90 days.

About Nature’s Sunshine Products

Nature’s Sunshine Products (NASDAQ: NATR), a leading natural health and wellness company, markets and distributes nutritional and personal care products through a global direct sales force of over 625,000 independent Managers, Distributors and customers in more than 40 countries.  Nature’s Sunshine manufactures most of its products through its own state-of-the-art facilities to ensure its products continue to set the standard for the highest quality, safety and efficacy on the market today. The Company has four reportable business segments that are divided based on the characteristics of their Distributor base, similarities in compensation plans, as well as the internal organization of NSP’s officers and their responsibilities (NSP Americas; NSP Russia, Central and Eastern Europe; Synergy WorldWide; and China and New Markets). The Company also supports health and wellness for children around the world through its partnership with the Sunshine Heroes Foundation.  Additional information about the Company can be obtained at its website, www.naturessunshine.com.

Cautionary Statement Regarding Forward-Looking Statements

Certain information included or incorporated herein by reference in this report may be deemed to be “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements may include, but are not limited to, statements relating to our objectives, plans and strategies. All statements (other than statements of historical fact) that address activities, events or developments that we intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. These statements are often characterized by terminology such as “believe,” “hope,” “may,” “anticipate,” “should,” “intend,” “plan,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy” and similar expressions, and are based on assumptions and assessments made by management in light of their experience and their perception of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. For example, information appearing under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” includes forward-looking statements. Forward-looking statements are not guarantees of future performance and are subject to risks and uncertainties.

•                  any negative consequences resulting from the economy, including the availability of liquidity to us, our independent Distributors and our suppliers or the willingness of our customers to purchase products;

•                  our relationship with, and our ability to influence the actions of, our independent Distributors, and other third parties with whom we do business;

•                  improper activity by our employees or independent Distributors;

•                  negative publicity related to our products, ingredients, and the nutritional supplement industry or direct selling organization;

•                  changing consumer preferences and demands;

•                  our reliance upon, or the loss or departure of any member of, our senior management team which could negatively impact our Distributor relations and operating results;

•                  increased state and federal regulatory scrutiny of the dietary supplement industry;

•                  the competitive nature of our business and the nutritional supplement industry;

•                  regulatory matters governing our products, ingredients, the nutritional supplement industry, our direct selling program, or the direct selling market in which we operate;

•                  legal challenges to our direct selling program or to the classification of our independent Distributors;

•                  risks associated with operating internationally and the effect of economic factors, including foreign exchange, inflation, disruptions or conflicts with our third party importers, governmental sanctions, ongoing Ukraine and Russia political conflict, pricing and currency devaluation risks, especially in countries such as Ukraine, Russia and Belarus;

•                  uncertainties relating to the application of transfer pricing, duties, value-added taxes, and other tax regulations, and changes thereto;

•                  our dependence on increased penetration of existing markets;

•                  our reliance on our information technology infrastructure;

•                  the sufficiency of trademarks and other intellectual property rights;

•                  changes in tax laws, treaties or regulations, or their interpretation;

•                  taxation relating to our independent Distributors;

•                  product liability claims;

•                  share price volatility related to, among other things, speculative trading; and

•                  the full implementation of our joint venture for operations in China with Fosun Industrial Co., Ltd., as well as the legal complexities, unique regulatory environment and challenges of doing business in China generally.

All forward-looking statements speak only as of the date of this press release and are expressly qualified in their entirety by the cautionary statements included in or incorporated by reference into this press release. Except as is required by law, we expressly disclaim any obligation to publicly release any revisions to forward-looking statements to reflect events after the date of this press release.  Throughout this press release, we refer to Nature’s Sunshine Products, Inc., together with its subsidiaries, as “we,” “us,” “our Company” or “the Company.”

Non-GAAP Financial Measures

The Company has included information which has not been prepared in accordance with generally accepted accounting principles (GAAP), such as information concerning Adjusted EBITDA because management utilizes this information in the evaluation of its operations and believes that these measures are a useful indicator of the Company’s ability to fund its business. These non-GAAP financial measures should not be considered as an alternative to, or more meaningful than, U.S. GAAP net income as an indicator of the Company’s operating performance.  Moreover, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly titled measures reported by other companies. Other companies may use the same or similarly named measures, but exclude different items, which may not provide investors with a comparable view of Nature’s Sunshine Products’ performance in relation to other companies. The Company has included a reconciliation of these non-GAAP measures to reported earnings under GAAP in the attached financial tables.

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share information)

(Unaudited)

	Three Months Ended June 30,
	2015	2014

Net sales revenue	$81,247	$92,831
Cost of sales	(21,068)	(22,793)
Gross profit	60,179	70,038

Operating expenses:
Volume incentives	29,603	34,270
Selling, general and administrative	27,392	29,941
Operating income	3,184	5,827
Other income (loss), net	(2)	(79)
Income from continuing operations before provision for income taxes	3,182	5,748
Provision for income taxes	787	2,198
Net income from continuing operations	2,395	3,550
Loss from discontinued operations	—	(316)
Net income	2,395	3,234
Net loss attributable to non-controlling interests	(166)	—
Net income attributable to common shareholders	$2,561	$3,234

Basic and diluted net income per common share

Basic:
Net income from continuing operations	$0.13	$0.22
Loss from discontinued operations	$—	$(0.02)
Net income attributable to common shareholders	$0.14	$0.20

Diluted:
Net income from continuing operations	$0.12	$0.22
Loss from discontinued operations	$—	$(0.02)
Net income attributable to common shareholders	$0.13	$0.20

Weighted average basic common shares outstanding	18,720	16,187
Weighted average diluted common shares outstanding	19,244	16,224

Dividends declared per common share	$0.10	$0.10

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(Amounts in thousands, except per share information)

(Unaudited)

	Six Months Ended June 30,
	2015	2014

Net sales revenue	$165,125	$186,298
Cost of sales	(42,949)	(45,374)
Gross profit	122,176	140,924

Operating expenses:
Volume incentives	59,940	69,163
Selling, general and administrative	53,722	59,093
Operating income	8,514	12,668
Other income (loss), net	(320)	(341)
Income from continuing operations before provision for income taxes	8,194	12,327
Provision (benefit) for income taxes	1,596	(1,459)
Net income from continuing operations	6,598	13,786
Income (loss) from discontinued operations	1,312	(887)
Net income	7,910	12,899
Net loss attributable to non-controlling interests	(318)	—
Net income attributable to common shareholders	$8,228	$12,899

Basic and diluted net income per common share

Basic:
Net income from continuing operations	$0.35	$0.85
Income (loss) from discontinued operations	$0.07	$(0.05)
Net income attributable to common shareholders	$0.44	$0.80

Diluted:
Net income from continuing operations	$0.34	$0.84
Income (loss) from discontinued operations	$0.07	$(0.05)
Net income attributable to common shareholders	$0.43	$0.79

Weighted average basic common shares outstanding	18,671	16,183
Weighted average diluted common shares outstanding	19,157	16,392

Dividends declared per common share	$0.20	$0.20

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

(Amounts in thousands)

(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Current assets:
Cash and cash equivalents	$46,217	$58,699
Accounts receivable, net of allowance for doubtful accounts of $768 and $849, respectively	6,946	6,732
Investments available for sale	1,781	2,546
Inventories	40,537	40,438
Deferred income tax assets	5,020	4,950
Prepaid expenses and other	11,850	7,884
Total current assets	112,351	121,249

Property, plant and equipment, net	62,249	51,343
Investment securities - trading	1,131	1,038
Intangible assets, net	630	704
Deferred income tax assets	14,722	14,495
Other assets	7,705	7,970
	$198,788	$196,799

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$5,912	$5,237
Accrued volume incentives	16,433	16,867
Accrued liabilities	26,669	28,957
Deferred revenue	3,990	4,717
Income taxes payable	1,039	2,131
Total current liabilities	54,043	57,909

Liability related to unrecognized tax benefits	7,058	6,598
Deferred compensation payable	1,131	1,038
Other liabilities	2,350	2,297
Total liabilities	64,582	67,842

Shareholders’ equity:
Common stock, no par value, 50,000 shares authorized, 18,783 and 18,662 shares issued and outstanding as of June 30, 2015, and December 31, 2014, respectively	126,979	125,489
Retained earnings	15,379	10,891
Noncontrolling interests	3,463	3,781
Accumulated other comprehensive loss	(11,615)	(11,204)
Total shareholders’ equity	134,206	128,957
	$198,788	$196,799

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Amounts in thousands)

(Unaudited)

	Six Months Ended June 30,
	2015	2014
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$7,910	$12,899
Adjustments to reconcile net income to net cash provided by operating activities:
Provision for doubtful accounts	33	110
Depreciation and amortization	2,152	2,375
Share-based compensation expense	2,085	2,082
(Gain) loss on sale of property and equipment	(1,251)	19
Deferred income taxes	(46)	(3,887)
Amortization of bond discount	—	1
Purchase of trading investment securities	(156)	(98)
Proceeds from sale of trading investment securities	82	93
Realized and unrealized gains on investments	(493)	(44)
Foreign exchange losses	764	1,390
Changes in assets and liabilities:
Accounts receivable	(271)	1,165
Inventories	(659)	1,384
Prepaid expenses and other current assets	(4,057)	(2,331)
Other assets	16	(1,467)
Accounts payable	1,124	410
Accrued volume incentives	(146)	19
Accrued liabilities	(2,102)	(5,568)
Deferred revenue	(727)	(428)
Income taxes payable	(1,452)	(858)
Liability related to unrecognized tax benefits	230	821
Deferred compensation payable	93	51
Net cash provided by operating activities	3,129	8,138
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property, plant and equipment	(13,071)	(11,568)
Proceeds from sale of property, plant and equipment	1,373	3
Purchase of investments available for sale	—	(18)
Proceeds from investments available for sale	810	51
Net cash used in investing activities	(10,888)	(11,532)
CASH FLOWS FROM FINANCING ACTIVITIES:
Payments of cash dividends	(3,740)	(3,237)
Principal payments of long-term debt and revolving credit facility	—	(1,695)
Proceeds from the exercise of stock options	3,476	210
Repurchase of common stock	(3,783)	—
Net cash used in financing activities	(4,047)	(4,722)
Effect of exchange rates on cash and cash equivalents	(676)	(576)
Net decrease in cash and cash equivalents	(12,482)	(8,692)
Cash and cash equivalents at the beginning of the period	58,699	77,247
Cash and cash equivalents at the end of the period	$46,217	$68,555
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
	$6,185	$4,062
Cash paid for interest	59	106

NATURE’S SUNSHINE PRODUCTS, INC. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(Amounts in thousands)

(Unaudited)

	Three Months Ended June 30,
	2015	2014

Net income from continuing operations	$2,395	$3,550
Adjustments:
Depreciation and amortization	1,156	1,138
Share-based compensation expense	746	988
Other (income) loss, net*	2	79
Provision for income taxes	787	2,198
Adjusted EBITDA	$5,086	$7,953

	Six Months Ended June 30,
	2015	2014

Net income from continuing operations	$6,598	$13,786
Adjustments:
Depreciation and amortization	2,152	2,375
Share-based compensation expense	2,085	2,082
Other (income) loss, net*	320	341
Provision (benefit) for income taxes	1,596	(1,459)
Adjusted EBITDA	$12,751	$17,125

* Other income (loss), net is primarily comprised of foreign exchange gains (losses), interest income, and interest expense.

Contact:

Stephen M. Bunker

Chief Financial Officer

Nature’s Sunshine Products, Inc.

Lehi, Utah 84043

(801) 341-7303

investorrelations@natr.com